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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of (1) our report dated January 21, 1999, relating to the financial statement audits and financial statement schedules, which appears in EarthWeb Inc.'s Annual Report on Form 10K for the year ended December 31, 1998
(2) our report dated January 22, 1999 relating to the financial statements of D&L Online Inc., which appears in the Current Report on Form 8-K/A dated April 15, 1999 and (3) our report dated April 23, 1999 relating to the financial statements of MicroHouse, International Inc., which appears in the Current Report on Form 8-K/A dated May 26, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                        /s/ PricewaterhouseCoopers LLP
                                        ------------------------------


New York, New York
November 11, 1999